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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported) April 7, 2006
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                                   AMARU, INC.
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             (exact name of registrant as specified in its charter)

                                     Nevada
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                 (State or other jurisdiction of incorporation)

      000-32695                                            88-0490089
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Commission File Number                        IRS Employer Identification Number

             112 Middle Road, #08-01 Midland House, Singapore 188970
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                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (65) 6332 9287
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        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 2.01. ACQUISITION OR DISPOSITION OF ASSETS.

As of December 30, 2005 (the "Closing Date"), M2B World Pte Ltd.("M2B World"), a Singapore corporation and a wholly-owned subsidiary of Amaru, Inc., a Nevada corporation (the "Company") acting pursuant to a Sale and Purchase Agreement (the "Agreement") with Auston International Group Limited ("Auston"), a Singapore company listed on the Singapore Stock Exchange, provided for the issuance of 8.1 million shares at $0.10 Singapore dollars ($0.06 USD) price per share of M2B Game World Pte Ltd., a wholly-owned subsidiary of M2B World ("M2B Game World"), in exchange for 71,428,571 shares at $0.07 Singapore dollars ($0.04 USD) price per share, of Auston valued at $2.9 million USD (5 million Singapore Dollars).

The Agreement was subsequently supplemented by the parties by an additional agreement entered into on February 15, 2006. The Agreement was further amended by an additional agreement incorporated herein as an exhibit. None of the major terms of the above-described transaction were changed.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) EXHIBITS.

         2.3  Second supplemental Agreement dated April 7, 2006.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act or 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 12, 2006                          AMARU, INC.


                                             By: /s/ Colin Binny
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                                                 Colin Binny
                                                 President